Rule 424(b)(3)
                                                                  No. 333-15411

                       CNL AMERICAN PROPERTIES FUND, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997 and the Prospectus Supplement dated July 18, 1997. This Supplement replaces the Supplement dated July 22, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of July 22, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after July 22, 1997, will be reported in a subsequent Supplement.

                                  THE OFFERING

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of July 22, 1997, the Company had received subscription proceeds of $85,214,330 (8,521,433 Shares), including $643,293 (64,329 Shares)
issued pursuant to the Reinvestment Plan, from 4,038 stockholders in connection with this offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $77,115,000. As of July 22, 1997, the Company had invested or committed for investment approximately $198,725,000 of aggregate net proceeds from the Initial Offering and this offering in 185 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on three additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $12,435,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. As of July 22, 1997, $3,834,645 of the Net Offering Proceeds from this offering had been incurred as Acquisition Fees to the Advisor.

                                    BUSINESS

PROPERTY ACQUISITIONS

         Between July 3, 1997 and July 22, 1997, the Company acquired six Properties, consisting of land and building. These Properties are one Arby's Property (in Lexington, North Carolina), one Boston Market Property (in Newport News, Virginia), two IHOP Properties (one in each of Houston, Texas, and Stockbridge, Georgia) and two Jack in the Box Properties (in each of Woodland and West Sacramento, California). For information regarding the Properties acquired by the Company prior to July 3, 1997, see the Prospectus dated April 18, 1997 and the Prospectus Supplement dated July 18, 1997.

         In connection with the purchase of each of these six Properties, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."


July 25, 1997                                   Prospectus Dated April 18, 1997

         The following table sets forth the location of the six Properties, consisting of land and building, acquired by the Company, from July 3, 1997 through July 22, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                             PROPERTY ACQUISITIONS
                    From July 3, 1997 through July 22, 1997

                                                         Lease Expir-
Property Location and            Purchase      Date       ation and         Minimum                            Option
Competition                      Price (1)    Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            ---------    --------  ---------------  ---------------   ---------------   -----------
Arby's                         $742,536       07/15/97   07/2017; two    $74,254;           for each lease    during the
(the "Lexington Property")                               five-year       increases by       year, (i) 4% of   seventh and
Existing restaurant                                      renewal         4.14% after the    annual gross      tenth lease
                                                         options         third lease        sales minus       years only
The Lexington Property is                                                year and after     (ii) the
located on the east side of                                              every three        minimum annual
Cotton Grove Road, north of                                              years              rent for such
Interstate 85, in Lexington,                                             thereafter         lease year
Davidson County, North                                                   during the
Carolina, in an area of mixed                                            lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Lexington
Property include a Burger
King, a Taco Bell, and a
Cracker Barrel.

Boston Market                  $1,011,492      07/16/97  07/2012;        $104,993;          for each lease    at any time
(the "Newport News Property")                            five five-      increases by       year after the    after the
Existing restaurant                                      year renewal    10% after the      fifth lease       fifth lease
                                                         options         fifth lease        year, (i) 4% of   year
The Newport News Property is                                             year and after     annual gross
located on the southwest                                                 every five         sales minus
corner of the intersection of                                            years              (ii) the
Warwick Boulevard and Prince                                             thereafter         minimum annual
Drew Road, in Newport News,                                              during the         rent for such
Virginia, in an area of mixed                                            lease term         lease year
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity, to the Newport News
Property include a Pizza Hut,
a McDonald's, a Hardee's, and
a local restaurant.

                                     - 3 -

                                                         Lease Expir-
Property Location and            Purchase      Date       ation and         Minimum                            Option
Competition                      Price (1)    Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            ---------    --------  ---------------  ---------------   ---------------   -----------
IHOP (6)                       $1,424,283      07/16/97  07/2017;        $144,209;          for each lease    during the
(the "Houston Property")                                 three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                      year renewal    10% after the      annual gross      lease year
                                                         options         fifth lease        sales minus       and at the
The Houston Property is                                                  year and after     (ii) the          end of  the
located at the southwest                                                 every five         minimum annual    initial
quadrant of the intersection                                             years              rent for such     lease term
of FM 1960 and U.S. Highway                                              thereafter         lease year
290, in Houston, Harris                                                  during the
County, Texas, in an area of                                             lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Houston
Property include a Kettle's, a
Pizza Inn, a Denny's, a
McDonald's, and a Burger King.

IHOP (6)                       $1,397,047      07/16/97  07/2017;        $141,451;          for each lease    during the
(the "Stockbridge Property")                             three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                      year renewal    10% after the      annual gross      lease year
                                                         options         fifth lease        sales minus       and at the
The Stockbridge Property is                                              year and after     (ii) the          end of the
located on the north side of                                             every five         minimum annual    initial
Stockbridge Road, west of                                                years              rent for such     lease term
Interstate 675, in                                                       thereafter         lease year
Stockbridge, Clayton County,                                             during the
Georgia, in an area of mixed                                             lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Stockbridge
Property include a Chick-Fil-
A, an Applebee's, a
McDonald's, a Wendy's, a Long
John Silver's, and several
local restaurants.


                                     - 4 -

                                                         Lease Expir-
Property Location and            Purchase      Date       ation and         Minimum                            Option
Competition                      Price (1)    Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------            ---------    --------  ---------------  ---------------   ---------------   -----------
Jack in the Box  (7)           $963,592(3)(5) 07/16/97   07/2015;        $98,768 (5);       for each lease    at any time
(the "Woodland Property")                                four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Woodland Property is                                                 after every        (ii) the
located on the southeast                                                 five years         minimum annual
corner of East Main Street and                                           thereafter         rent for such
County Road 102, in Woodland,                                            during the         lease year (4)
Yolo County, California, in an                                           lease term
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Woodland Property include a
Wendy's, a Taco Bell, a Burger
King, a Denny's, a McDonald's,
and a local restaurant.

Jack in the Box  (7)           $1,073,031(3)(5) 07/21/97 07/2015;        $109,986 (5);      for each lease    at any time
(the "West Sacramento                                    four five-      increases by 8%    year, (i) 5% of   after the
Property")                                               year renewal    after the fifth    annual gross      seventh
Restaurant to be constructed                             options         lease year and     sales minus       lease year
                                                                         after every        (ii) the
The West Sacramento Property                                             five years         minimum annual
is located on the southeast                                              thereafter         rent for such
corner of Sheperd Court and                                              during the         lease year (4)
Stillwater Road, in West                                                 lease term
Sacramento, Yolo County,
California, in an area of
mixed retail, commercial, and
residential development.

FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                                     Federal Tax Basis

         Lexington Property                              $462,000
         Newport News Property                           $584,000
         Houston Property                                 888,000
         Stockbridge Property                             705,000
         Woodland Property                                661,000
         West Sacramento Property                         612,000


(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease.

(3) The development agreements for the Properties which are to be constructed, provides that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:

                                                          Estimated Final
     Property                   Estimated Maximum Cost    Completion Date

     Woodland Property              $  963,592            January 12, 1998
     West Sacramento Property        1,073,031            January 17, 1998

(4) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(5) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(6) The lessee of the Houston and Stockbridge Properties is the same unaffiliated lessee.

(7) The lessee of the Woodland and West Sacramento Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASES

         Between July 3, 1997 and July 22, 1997, the Company obtained one advance totalling $91,641 under its $15,000,000 Loan. This advance was the final advance relating to the acquisition of Equipment for the restaurant property in Suisun City, California.

PENDING INVESTMENTS

         As of July 22, 1997, the Company had initial commitments to acquire 26 properties, including 25 properties consisting of land and building and one property consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 26 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases."

         In connection with the On The Border property in San Antonio, Texas, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a tri- party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.

                          Lease Term and                                                                   Option to
Property                 Renewal Options     Minimum Annual Rent               Percentage Rent              Purchase
--------                 ---------------     -------------------               ----------------            ---------
Arby's                   20 years; two       10.25% of the Company's        for each lease year, (i) 4%   during the
Greensboro, NC           five-year renewal   total cost to purchase the     of annual gross sales minus   seventh and
Existing restaurant      options             property; increases by         (ii) the minimum annual       tenth lease
                                             4.14% after the third lease    rent for such lease year      years only
                                             year and after every three
                                             years thereafter during the
                                             lease term

Arby's                   20 years; two       10.25% of the Company's        for each lease year, (i) 4%   during the
Greenville, NC           five-year renewal   total cost to purchase the     of annual gross sales minus   seventh and
Existing restaurant      options             property; increases by         (ii) the minimum annual       tenth lease
                                             4.14% after the third lease    rent for such lease year      years only
                                             year and after every three
                                             years thereafter during the
                                             lease term

Arby's                   20 years; two       10.25% of the Company's        for each lease year, (i) 4%   during the
Jonesville, NC           five-year renewal   total cost to purchase the     of annual gross sales minus   seventh and
Existing restaurant      options             property; increases by         (ii) the minimum annual       tenth lease
                                             4.14% after the third lease    rent for such lease year      years only
                                             year and after every three
                                             years thereafter during the
                                             lease term

Arby's                   20 years; two       10.25% of the Company's        for each lease year, (i) 4%   during the
Kernersville, NC         five-year renewal   total cost to purchase the     of annual gross sales minus   seventh and
Existing restaurant      options             property; increases by         (ii) the minimum annual       tenth lease
                                             4.14% after the third lease    rent for such lease year      years only
                                             year and after every three
                                             years thereafter during the
                                             lease term

Arby's                   20 years; two       10.25% of the Company's        for each lease year, (i) 4%   during the
Kinston, NC              five-year renewal   total cost to purchase the     of annual gross sales minus   seventh and
Existing restaurant      options             property; increases by         (ii) the minimum annual       tenth lease
                                             4.14% after the third lease    rent for such lease year      years only
                                             year and after every three
                                             years thereafter during the
                                             lease term

Black-eyed Pea           20 years; two       10.50% of the Company's        for each lease year, (i) 5%   during the
Mesa, AZ                 five-year renewal   total cost to purchase the     of annual gross sales minus   eighth, tenth,
Existing restaurant      options             property; increases by 10%     (ii) the minimum annual       and twelfth
                                             after the tenth lease year     rent for such lease year      lease years
                                             and after every five years                                   only
                                             thereafter during the lease
                                             term
                                     - 8 -

                          Lease Term and                                                                   Option to
Property                 Renewal Options     Minimum Annual Rent               Percentage Rent              Purchase
--------                 ---------------     -------------------               ----------------            ---------
Black-eyed Pea (6)               9 years     16.85% of the Company's                    None                    (7)
Phoenix, AZ (#1)                             total cost to purchase the
Existing restaurant                          building

Black-eyed Pea (6)             11 years      15.49% of the Company's                    None                    (7)
Phoenix, AZ (#2)                             total cost to purchase the
Existing restaurant                          building

Black-eyed Pea (6)             12 years      14.69% of the Company's                    None                    (7)
Phoenix, AZ (#3)                             total cost to purchase the
Existing restaurant                          building

Black-eyed Pea (6)             13 years      14.13% of the Company's                    None                    (7)
Tucson, AZ                                   total cost to purchase the
Existing restaurant                          building

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Fort Walton Beach, FL    five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Olathe, KS               five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

IHOP                     20 years; three     10.125% of the Company's       for each lease year, (i) 4%   during the
Elk Grove, CA            five-year renewal   total cost to purchase the     of annual gross sales minus   eleventh lease
Existing restaurant      options             property; increases by 10%     (ii) the minimum annual       year and at
                                             after the fifth lease year     rent for such lease year      the end of the
                                             and after every five years                                   initial lease
                                             thereafter during the lease                                  term
                                             term
                                     - 9 -

                          Lease Term and                                                                   Option to
Property                 Renewal Options     Minimum Annual Rent               Percentage Rent              Purchase
--------                 ---------------     -------------------               ----------------            ---------
IHOP                     20 years; three     10.125% of the Company's       for each lease year, (i) 4%   during the
Loveland, CO             five-year renewal   total cost to purchase the     of annual gross sales minus   eleventh lease
Existing restaurant      options             property; increases by 10%     (ii) the minimum annual       year and at
                                             after the fifth lease year     rent for such lease year      the end of the
                                             and after every five years                                   initial lease
                                             thereafter during the lease                                  term
                                             term

IHOP (6)                 (8)                 11.78% of the Company's        for each lease year, (i) 3%   at any time
Saugus, MA                                   total cost to purchase the     of annual gross sales minus   after the
Existing restaurant                          building; increases by         (ii) the minimum annual       fifth lease
                                             5.81% after the fifth lease    rent for such lease year      year
                                             year, 4.66% after the tenth
                                             lease year, and 2.83% after
                                             the fifteenth lease year

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
Florissant, MO           five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
Folsum, CA               five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
Los Angeles, CA          five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term


On The Border (3)        (4); three five-    13.64% of Total Cost (1);      for each lease year, (i) 4%   at any time
San Antonio, TX          year renewal        (5)                            of annual gross sales minus   after the
Restaurant to be         options                                            (ii) the minimum annual       tenth lease
constructed                                                                 rent for such lease year      year


Shoney's                 20 years; two       11% of Total Cost (1);         for each lease year, (i) 6%   at any time
Las Vegas, NV            five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year
                                             during the lease term

                                     - 10 -

                          Lease Term and                                                                   Option to
Property                 Renewal Options     Minimum Annual Rent               Percentage Rent              Purchase
--------                 ---------------     -------------------               ----------------            ---------
Tumbleweed Southwest     20 years; two       11% of Total Cost (1);         for each lease year, (i) 5%   at any time
 Mesquite Grill & Bar    five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Cookeville, TN           options             fifth lease year and after     (ii) the minimum annual       seventh lease
Restaurant to be                             every five years thereafter    rent for such lease year      year
renovated                                    during the lease term


Tumbleweed Southwest     20 years; two       11% of Total Cost (1);         for each lease year, (i) 5%   at any time
 Mesquite Grill & Bar    five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Hendersonville, TN       options             fifth lease year and after     (ii) the minimum annual       seventh lease
Restaurant to be                             every five years thereafter    rent for such lease year      year
renovated                                    during the lease term


Tumbleweed Southwest     20 years; two       11% of Total Cost (1);         for each lease year, (i) 5%   at any time
 Mesquite Grill & Bar    five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Lawrence, KS             options             fifth lease year and after     (ii) the minimum annual       seventh lease
Restaurant to be                             every five years thereafter    rent for such lease year      year
renovated                                    during the lease term



Tumbleweed Southwest     20 years; two       11% of Total Cost (1);         for each lease year, (i) 5%   at any time
 Mesquite Grill & Bar    five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Murfreesboro, TN         options             fifth lease year and after     (ii) the minimum annual       seventh lease
Restaurant to be                             every five years thereafter    rent for such lease year      year
renovated                                    during the lease term


Tumbleweed Southwest     20 years; two       11% of Total Cost (1);         for each lease year, (i) 5%   at any time
 Mesquite Grill & Bar    five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Nashville, TN            options             fifth lease year and after     (ii) the minimum annual       seventh lease
Restaurant to be                             every five years thereafter    rent for such lease year      year
renovated                                    during the lease term


TGI Friday's             20 years; four      10.75% of Total Cost (1);      for each lease year, (i) 6%   at any time
Superstition Springs,    five-year renewal   increases by 10% after the     of annual gross sales minus   after the
AZ                       options             fifth lease year and after     (ii) the minimum annual       seventh lease
Restaurant to be                             every five years thereafter    rent for such lease year      year
constructed                                  during the lease term

FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 15 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(5) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or
     (ii) 150% of the percentage change in the Consumer Price Index.

(6) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(7) The Company anticipates conveying the building to the tenant at the end of the lease term for $1.

(8) The lease term shall expire upon the earlier of (i) the date 20 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                       CNL AMERICAN PROPERTIES FUND, INC.
                      PROPERTIES ACQUIRED FROM JULY 3, 1997
                              THROUGH JULY 22, 1997
                        For a 12-Month Period (Unaudited)


         The following schedule presents unaudited estimated taxable operating results of each Property acquired by the Company from July 3, 1997 through July 22, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

                                              Arby's       Boston Market           IHOP               IHOP
                                          Lexington, NC   Newport News, VA   Houston, TX (6)  Stockbridge, GA (6)
                                          -------------  ------------------  ---------------  -------------------
Estimated Taxable Operating
  Results

Base Rent (1)                                 $74,254         $104,993         $144,209             $141,451

Asset Management Fees (2)                      (4,449)          (6,013)          (8,519)              (8,356)

General and Administrative
  Expenses (3)                                 (4,604)          (6,510)          (8,941)              (8,770)
                                             --------         --------         --------             --------

Estimated Cash Available from
  Operations                                   65,201           92,470          126,749              124,325

Depreciation and Amortization
  Expense (4)                                 (11,835)         (14,977)         (22,764)             (18,066)
                                             --------         --------         --------             --------

Estimated Taxable Operating
  Results                                    $ 53,366         $ 77,493         $103,985             $106,259
                                             ========         ========         ========             ========


                                  See Footnotes

                                          Jack in the Box       Jack in the Box
                                          Woodland, CA (7)    West Sacramento, CA (7)   Total
                                         -----------------    ----------------------- --------
Estimated Taxable Operating
  Results

Base Rent (1)                                        (5)             (5)              $ 464,907

Asset Management Fees (2)                            (5)             (5)                (27,337)

General and Administrative
  Expenses (3)                                       (5)             (5)                (28,825)
                                                                                      ---------

Estimated Cash Available from
  Operations                                         (5)             (5)                408,745

Depreciation and Amortization
  Expense (4)                                        (5)             (5)                (67,642)
                                                                                      ---------

Estimated Taxable Operating
  Results                                            (5)             (5)              $ 341,103
                                                                                      =========



FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The Property is under construction and therefore was not operational for the period presented. The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

         Property                         Estimated Final Completion Date

         Woodland Property                   January 12, 1998
         West Sacramento                     January 17, 1998

(6) The lessee of the Houston and Stockbridge Properties is the same unaffiliated lessee.

(7) The lessee of the Woodland and West Sacramento Properties is the same unaffiliated lessee.